EXHIBIT 99

SP Plus Corporation Announces Fourth Quarter and Full-Year 2022 Results

-- Fourth Quarter Gross Profit and Adjusted Gross Profit Increased 7% and 16%, Respectively --

-- G&A Investments to Drive Accelerated Growth --

-- 2023 Guidance Anticipates Another Year of Strong Growth --

-- Technology-Enabled Addressable Market Expansion and Leadership Position Provide Pathway to High Single-Digit Gross Profit Growth Beyond 2023 --

CHICAGO, Feb. 22, 2023 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America and Europe, today announced its fourth quarter and full-year 2022 results.

Management Commentary

Marc Baumann, Chairman and Chief Executive Officer, said, “Strong performance in the fourth quarter capped a year of substantial double-digit growth across all key financial metrics, notably gross profit, EBITDA, and EPS. We continue to effectively execute on our strategy by growing our existing contracts, maintaining our outstanding retention rates and winning new business as we accelerate the deployment of our award-winning SphereTM and AeroParkerTM technology solutions.

“Fourth quarter reported gross profit in the Commercial segment was essentially flat year-over-year due to a lease impairment charge, while adjusted gross profit increased 11% in the fourth quarter and 18% for the full year. This growth was led by higher demand across most verticals, in particular, large venues, hospitality and commercial, as well as the continued rollout and adoption of Sphere. The fourth quarter also marked the seventh consecutive quarter of net new location growth in the Commercial segment. Gross profit in the Aviation segment increased 25% in the fourth quarter and 38% for the full year, reflecting recent new contract wins and increased activity within the travel industry. We continue to win new business in our Aviation segment and pursue cross-sell opportunities across 158 global airports in our portfolio, including 65 unique airports added via the October 2022 acquisition of AeroParker and its industry-leading SaaS platform. In addition to considerably expanding our addressable market, we believe this acquisition will serve as a technology growth platform for SP+ globally.

“SP+ is leading the digital transformation of the parking industry, and technology continues to be an important competitive differentiator for us. We’re processing one million digital transactions per month on SP+ enabled technology platforms. Our gated and gateless parking solutions continue to receive positive client response. Our suite of technology solutions has been further enhanced by the fourth quarter acquisitions of AeroParker and Divrt and the creation of our technology innovation lab in India. During 2022, we made the strategic decision to increase our investments in people and technology to accelerate future growth. In 2023, a key focus will be accelerating the deployment of our comprehensive portfolio of technology offerings in order to capitalize on evolving industry and consumer trends and realize revenue synergy opportunities resulting from the AeroParker acquisition. We believe we are well positioned to capture substantial growth opportunities.”

Financial Summary

In millions except per share	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Gross profit (2),(3)	$48.6	$57.0	$45.5	$49.3
General and administrative expenses (3)	$30.7	$28.7	$24.1	$23.9
Operating income (3)	$13.4	$22.0	$18.3	$20.9
Net income attributable to SP Plus(3)	$4.8	$11.5	$8.9	$10.9
Net income per share (EPS) (3)	$0.24	$0.56	$0.41	$0.51
EBITDA (1),(3)	NA	$27.6	NA	$24.8
Net cash provided by operating activities	$17.7	NA	$23.3	NA
Free cash flow (1)	NA	$12.0	N/A	$20.8

In millions except per share	Twelve Months Ended December 31, 2022		Twelve Months Ended December 31, 2021
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Gross profit (2),(3)	$207.9	$225.5	$167.3	$185.5
General and administrative expenses (3)	$109.1	$105.4	$88.2	$87.0
Operating income (3)	$82.9	$100.3	$66.5	$82.1
Net income attributable to SP Plus(3)	$45.2	$58.4	$31.7	$41.2
Net income per share (EPS) (3)	$2.15	$2.78	$1.48	$1.93
EBITDA (1),(3)	NA	$117.2	NA	$94.8
Net cash provided by operating activities	$93.3	NA	$53.4	NA
Free cash flow (1)	NA	$68.6	N/A	$41.8

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) GAAP gross profit updated to include depreciation and amortization expense. Please refer to the table accompanying this release for a reconciliation of GAAP gross profit.

(3) Adjusted gross profit, adjusted general and administrative expenses, adjusted operating income, adjusted net income attributable to SP Plus, adjusted net income per diluted share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) acquisition, restructuring, integration  and other costs; (b) impairment charges; (c) the amortization of acquired intangible assets; (d) with respect to adjusted gross profit, depreciation and amortization expense; and (e) non-routine tax items. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

Fourth Quarter Operating Results

Reported gross profit in the fourth quarter of 2022, which included a $3.7 million non-cash lease impairment charge, increased 7% year-over-year to $48.6 million. Excluding depreciation and amortization, impairment charge and restructuring costs, adjusted gross profit was up 16% to $57.0 million as a result of effectively expanding existing relationships, improving our already strong location retention rate and winning new business.

Fourth quarter 2022 reported general and administrative (“G&A”) expenses were $30.7 million, compared to $24.1 million in the year ago quarter. Excluding acquisition, restructuring and other costs, adjusted G&A expenses for the fourth quarter of 2022 were $28.7 million, compared to $23.9 million in the fourth quarter of 2021, mainly due to investments in business development, technology and other resources.

Fourth quarter 2022 reported net income attributable to SP Plus was $4.8 million, or $0.24 per diluted share, compared to $8.9 million, or $0.41 per diluted share in the year ago quarter. Fourth quarter 2022 adjusted earnings per share were $0.56, 10% ahead of adjusted earnings per share of $0.51 for the fourth quarter of 2021.

Full-Year Operating Results

Full-year 2022 reported gross profit was $207.9 million, 24% ahead of $167.3 million in 2021. Excluding depreciation and amortization, impairment charges and restructuring costs, adjusted gross profit increased 22% to $225.5 from $185.5 million in 2021, reflecting an improved overall business environment, effective expansion of our existing relationships, and success winning new business, including technology-only locations made possible by Sphere.

Full year reported G&A expenses were $109.1 million, compared to $88.2 million in 2021. Excluding acquisition, restructuring and other costs, adjusted G&A expenses in 2022 were $105.4 million, compared to $87.0 million in the year ago period, reflecting increased investments in business development, technology and other resources and higher costs related to performance-based compensation amid improved business activity.

2022 full-year reported net income attributable to SP Plus was $45.2 million, or $2.15 per share, up 43% and 45% from full-year 2021 reported net income and per share, respectively. Adjusted earnings per share of $2.78 in 2022 reflects a 44% year-over-year increase.

Full-year 2022 cash flow from operations totaled $93.3 million and free cash flow was $68.6 million, reflecting an increase of 75% and 64%, as compared to $53.4 million and $41.8 million, respectively, in 2021.  Growth in the business as well as the receipt of a one-time $20.5 million federal income tax refund were the primary drivers of the year-over-year increase in free cash flow.

2023 Outlook

Mr. Baumann concluded, “2022 was a year of strong performance for SP+ as well as a period in which we completed two strategically important technology acquisitions that we believe will help drive future growth. As we head into 2023, we are executing on the many facets of our growth strategy, which include:

  strengthening our leadership position by bringing innovative technology solutions and superior operations to existing and new clients;
  increasing our addressable market and realizing revenue synergies through our recent acquisitions; and
  leveraging and monetizing our technology investments to further accelerate gross profit growth.

“Our 2023 outlook anticipates double-digit gross profit and adjusted EBITDA growth, at the midpoints, reflecting some benefit from the full-year impact of the recent acquisitions.  Our guidance contemplates approximately $15 million higher adjusted G&A expenses compared to 2022 as we continue to invest in people and technology to accelerate and support future growth. Some of these investments were made in the latter part of 2022, with additional initiatives planned for 2023.  Free cash flow guidance, which anticipates elevated levels of capital expenditures primarily for technology investments and a higher interest rate environment, provides the financial flexibility to continue with our capital allocation priorities of organic growth projects, acquisitions and share buybacks, all with the aim of creating additional shareholder value.  On that last point, our Board recently approved a new $60 million share repurchase authorization, highlighting its confidence in our growth strategy.

“SP+ is at an inflection point with respect to our growth trajectory. We believe the continued success of our multi-faceted growth strategy, coupled with consumer trends that favor technology-driven solutions, support our ability to achieve our 2023 outlook and high single-digit gross profit growth beyond 2023, which we believe will lead to significant operating leverage and accelerated growth in EBITDA and EPS. To that end, we expect technology to play a key role, as our goal is for technology solutions to generate more than 10% of gross profit by 2025.”

	Reported	Adjusted / Non-GAAP
Gross Profit	$225 - $245 million	$240 - $260 million
EBITDA	NA	$125 - $135 million
Net Income	$43 - $53 million	$54 - $64 million
EPS	$2.15 - $2.65	$2.70 - $3.20
Free Cash Flow	NA	$60 - $70 million

Conference Call

The Company's quarterly earnings conference call will be held at 4 p.m. (CT) on February 22, 2023 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company's Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ blends industry-leading technology and best-in-class operations to deliver mobility solutions that enable the efficient movement of people, vehicles and personal belongings. The Company is committed to elevating the consumer experience while meeting the objectives of its diverse clients across North America and Europe. For more information, visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption " 2023 Outlook”, expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, impacts of COVID-19 on our business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “pathway”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements.  These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company's ability to successfully effect its strategic growth plan; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risks relating to the Company's acquisition strategy; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risk management and safety programs do not have the intended effect; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions, including inflation or rising interest rates, or changes in demographic trends; the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; risks associated with operations outside of North America; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; goodwill impairment charges or impairment of long-lived assets; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; the long-term impact of climate change on our business; and actions of activist investors.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP.  Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted operating income, adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per diluted share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance.  Such adjustments include, among other things: (i) acquisition, restructuring and other costs; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures or sale of other investments; (viii) non-routine tax items; and (ix) with respect to adjusted gross profit, depreciation and amortization expense. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures or sale of other investments, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for investing activities (exclusive of cash used for acquisitions or the purchase of intangible assets and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distributions to non-controlling interests, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted operating income, adjusted net income, adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to or more meaningful indicators of, the Company's operating performance or liquidity than gross profit, G&A, operating income, net income, EPS, or net cash provided by (used in) operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

The summary consolidated financial statements presented below reflect a combination of certain line items from our consolidated financial statements and should be read in conjunction with the financial statements and notes set forth in our Annual Report on Form 10-K and quarterly filings with the SEC.

SP Plus Corporation
Summary Consolidated Statements of Income
(millions, except for share and per share data)	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(unaudited)	(unaudited)	(unaudited)
Total services revenue	$418.3	$343.2	$1,553.5	$1,177.2
Total cost of services (exclusive of depreciation and amortization)	365.0	294.2	1,331.8	997.4
General and administrative expenses	30.7	24.1	109.1	88.2
Depreciation and amortization	9.2	6.6	29.7	25.1
Operating income	13.4	18.3	82.9	66.5
Total other expenses, net	5.5	4.9	17.3	20.7
Earnings before income taxes	7.9	13.4	65.6	45.8
Income tax expense	2.5	4.0	17.5	10.5
Net income	5.4	9.4	48.1	35.3
Less: Net income attributable to noncontrolling interest	0.6	0.5	2.9	3.6
Net income attributable to SP Plus Corporation	$4.8	$8.9	$45.2	$31.7
Common stock data
Net income per common share
Basic	$0.24	$0.42	$2.17	$1.50
Diluted	$0.24	$0.41	$2.15	$1.48
Weighted average shares outstanding
Basic	20,083,147	21,189,041	20,809,363	21,166,323
Diluted	20,364,402	21,423,838	21,007,068	21,379,983

SP Plus Corporation
Revenue and Gross Profit, before depreciation and amortization expense - by Contract type
(millions) (unaudited)	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Lease type contracts
Service revenue	$70.3	$62.3	$275.7	$215.6
Subtract: Cost of services (exclusive of depreciation and amortization)	(58.9)	(47.8)	(225.8)	(170.6)
Lease type gross profit, before depreciation and amortization expense	$11.4	$14.5	$49.9	$45.0

Management type contracts
Service revenue	$136.1	$107.7	$518.7	$385.9
Subtract: Cost of services (exclusive of depreciation and amortization)	(90.5)	(73.2)	(343.2)	(247.5)
Management type gross profit, before depreciation and amortization expense	$45.6	$34.5	$175.5	$138.4

Other revenue and cost of services
Reimbursed management type contract revenue	$211.9	$173.2	$759.1	$575.7
Subtract: Reimbursed management type contract expense	(211.9)	(173.2)	(759.1)	(575.7)
Subtract: Lease impairment	(3.7)	—	(3.7)	(3.6)
Other gross profit, before depreciation and amortization expense	$(3.7)	$0.0	$(3.7)	$(3.6)

SP Plus Corporation
Reconciliation of Non-GAAP Measures
(millions, except for share and per share data) (unaudited)
	Three Months Ended		Twelve Months Ended
Gross profit	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Total services revenue	$418.3	$343.2	$1,553.5	$1,177.2
Subtract: Total cost of services (exclusive of depreciation and amortization)	(365.0)	(294.2)	(1,331.8)	(997.4)
Gross profit, before depreciation and amortization expense	53.3	49.0	221.7	179.8
Subtract: Depreciation and amortization	(4.7)	(3.5)	(13.7)	(12.5)
Gross profit, GAAP (1)	48.6	45.5	208.0	167.3
Add: Depreciation and amortization	4.7	3.5	13.7	12.5
Add: Acquisition, restructuring and other costs	—	0.2	0.1	2.0
Add: Non-cash impairment charges	3.7	—	3.7	3.6
Other, rounding	—	0.1	—	0.1
Adjusted gross profit	$57.0	$49.3	$225.5	$185.5

(1) GAAP gross profit updated to include depreciation and amortization expense

	Three Months Ended		Twelve Months Ended
General and administrative expenses	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
General and administrative expenses, GAAP	$30.7	$24.1	$109.1	$88.2
Subtract: Acquisition, restructuring and other costs	(1.9)	(0.2)	(3.7)	(1.2)
Other, rounding	(0.1)	—	—	—
Adjusted G&A	$28.7	$23.9	$105.4	$87.0

	Three Months Ended		Twelve Months Ended
Operating income	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating income, GAAP	$13.4	$18.3	$82.9	$66.5
Add: Acquisition, restructuring and other costs	1.9	0.4	3.8	3.2
Add: Non-cash impairment charges	3.7	—	3.7	3.6
Add: Amortization of acquired intangibles	2.9	2.2	9.9	8.7
Other, rounding	0.1	—	—	0.1
Adjusted operating income	$22.0	$20.9	$100.3	$82.1

	Three Months Ended		Twelve Months Ended
Net income attributable to SP Plus	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income attributable to SP Plus, GAAP	$4.8	$8.9	$45.2	$31.7
Add: Acquisition, restructuring and other costs	1.9	0.4	3.8	3.2
Add: Non-cash impairment charges	3.7	—	3.7	3.6
Subtract: Other income	—	(0.1)	—	(0.1)
Add: Amortization of acquired intangibles	2.9	2.2	9.9	8.7
Net tax effect of adjustments	(2.3)	(0.7)	(4.7)	(4.2)
Non-routine tax	0.4	0.2	0.4	(1.8)
Other, rounding	0.1	—	0.1	0.1
Adjusted net income attributable to SP Plus	$11.5	$10.9	$58.4	$41.2
Adjusted net income per share
Basic	$0.57	$0.52	$2.80	$1.95
Diluted	$0.56	$0.51	$2.78	$1.93

	Three Months Ended		Twelve Months Ended
Adjusted EBITDA	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income attributable to SP Plus, GAAP	$4.8	$8.9	$45.2	$31.7
Add (subtract):
Income tax expense	2.5	4.0	17.5	10.5
Interest expense, net	5.5	5.0	17.3	20.8
Other income	—	(0.1)	—	(0.1)
Total depreciation and amortization expense	9.2	6.6	29.7	25.1
Acquisition, restructuring and other costs	1.9	0.4	3.8	3.2
Non-cash impairment charges	3.7	—	3.7	3.6
Other, rounding	—	—	—	—
Adjusted EBITDA	$27.6	$24.8	$117.2	$94.8

SP Plus Corporation
Selected Segment Data (millions, unaudited)
	Three Months Ended		Twelve Months Ended
Commercial Segment	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Gross Profit, GAAP (1)	$36.0	$35.4	$156.5	$129.9
Add: Depreciation and amortization	2.4	2.1	7.9	7.9
Add: Non-cash impairment charges	3.7	—	3.7	3.5
Add: Acquisition, restructuring and other costs	—	0.3	0.1	1.5
Other, rounding	(0.1)	0.1	—	—
Adjusted Gross Profit	$42.0	$37.9	$168.2	$142.8

General and administrative expenses, GAAP	$8.2	$6.1	$29.3	$23.0
Subtract: Acquisition, restructuring and other costs	(0.1)	(0.1)	(0.8)	(0.2)
Other, rounding	—	—	—	—
Adjusted G&A	$8.1	$6.0	$28.5	$22.8

Operating income, GAAP	$26.3	$27.7	$122.0	$101.3
Add: Amortization of acquired intangibles	1.4	1.6	4.6	5.1
Add: Non-cash impairment charges	3.7	—	3.7	3.5
Add: Acquisition, restructuring and other costs	0.1	0.4	0.9	1.7
Other, rounding	—	(0.1)	—	(0.1)
Adjusted Operating Income	$31.5	$29.6	$131.2	$111.5

(1) GAAP gross profit updated to include depreciation and amortization expense

	Three Months Ended		Twelve Months Ended
Aviation Segment	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Gross Profit, GAAP (1)	$12.6	$10.1	$51.5	$37.4
Add: Depreciation and amortization	2.3	1.4	5.8	4.6
Add: Non-cash impairment charges	—	—	—	0.1
Add: Acquisition, restructuring and other costs	—	(0.1)	—	0.5
Other, rounding	0.1	0.1	—	0.1
Adjusted Gross Profit	$15.0	$11.5	$57.3	$42.7

General and administrative expenses, GAAP	$3.9	$3.2	$12.6	$11.8
Subtract (Add): Acquisition, restructuring and other costs	—	—	0.4	(0.8)
Other, rounding	(0.1)	(0.1)	—	(0.1)
Adjusted G&A	$3.8	$3.1	$13.0	$10.9

Operating income, GAAP	$7.2	$6.2	$33.5	$21.8
Add: Amortization of acquired intangibles	1.5	0.7	5.3	3.7
Add: Non-cash impairment charges	—	—	—	0.1
Add (Subtract): Acquisition, restructuring and other costs	—	—	(0.4)	1.4
Other, rounding	0.1	0.1	0.1	0.1
Adjusted Operating Income	$8.8	$7.0	$38.5	$27.1

(1) GAAP gross profit updated to include depreciation and amortization expense

SP Plus Corporation
Summary Consolidated Balance Sheets

(millions, except for share and per share data)	December 31, 2022	December 31, 2021
Assets	(unaudited)
Cash and cash equivalents	$12.4	$15.7
Accounts and notes receivable, net	167.7	139.6
Prepaid expenses and other current assets	16.7	32.2
Total current assets	196.8	187.5
Property and equipment, net	60.2	48.9
Right-of-use assets	166.9	201.2
Goodwill	543.2	526.6
Other intangible assets, net	68.9	54.4
Other assets, net	85.4	97.6
Total noncurrent assets	924.6	928.7
Total assets	$1,121.4	$1,116.2
Liabilities and stockholders' equity
Accounts payable	$133.4	$118.5
Accrued and other current liabilities	137.6	123.3
Short-term lease liabilities	60.2	65.4
Current portion of long-term borrowings	12.4	25.6
Total current liabilities	343.6	332.8
Long-term borrowings, excluding current portion	331.8	298.4
Long-term lease liabilities	158.5	200.3
Other noncurrent liabilities	61.8	62.6
Total noncurrent liabilities	552.1	561.3
Total SP Plus Corporation stockholders' equity	226.0	222.5
Noncontrolling interest	(0.3)	(0.4)
Total stockholders' equity	225.7	222.1
Total liabilities and stockholders' equity	$1,121.4	$1,116.2

SP Plus Corporation
Summary Consolidated Statements of Cash Flows
(millions)	Twelve Months Ended
	December 31, 2022	December 31, 2021
	(unaudited)
Net cash provided by operating activities	$93.3	$53.4
Net cash used in investing activities	(54.0)	(9.1)
Net cash used in financing activities	(42.4)	(42.4)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(0.1)
(Decrease) increase in cash and cash equivalents	(3.3)	1.8
Cash and cash equivalents at beginning of year	15.7	13.9
Cash and cash equivalents at end of period	$12.4	$15.7
Supplemental disclosures
Cash paid (received) during the period for
Interest	$16.9	$19.4
Income taxes, net	$(7.1)	$0.5

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net cash provided by operating activities	$17.7	$23.3	$93.3	$53.4
Net cash used in investing activities	(35.9)	(1.7)	(54.0)	(9.1)
plus: Acquisition of businesses and other intangible assets, net of cash acquired	30.5	—	32.3	—
Distributions to noncontrolling interests	(0.8)	(0.6)	(2.8)	(2.3)
Effect of exchange rate changes on cash and cash equivalents	0.5	(0.1)	(0.2)	(0.1)
Other, rounding	—	(0.1)	—	(0.1)
Free cash flow	$12.0	$20.8	$68.6	$41.8

SP Plus Corporation
	December 31, 2022	December 31, 2021
Commercial Segment Facilities
Leased facilities	421	423
Managed facilities	2,709	2,601
Total Commercial Segment facilities	3,130	3,024

Aviation Segment – Airports served
North America	100	89
Europe	58	—
Total Airports	158	89

SP Plus Corporation
Reconciliation of forward-looking non-GAAP measures to their comparable GAAP measures

2023 Outlook (1)

Gross profit, GAAP (2)	$225 - $245 million
plus: Depreciation and amortization	$13 - $15 million
Adjusted Gross Profit	$240 - $260 million

Net income attributable to SP Plus, GAAP	$43 - $53 million
plus: Income tax expense	$17 - $21 million
plus: Interest expense, net of interest income	$24 - $26 million
plus: Total depreciation and amortization expense	$34 - $36 million
plus: Restructuring	Approximately $3 million
Adjusted EBITDA	$125 - $135 million

Per Share (3)
Net income attributable to SP Plus, GAAP	$43 - $53 million	$2.15 - $2.65
plus: Amortization of acquired intangibles, after tax	Approximately $9 million
plus: Restructuring, after tax	Approximately $2 million
Adjusted net income attributable to SP Plus	$54 - $64 million	$2.70 - $3.20

Net cash from operating activities	$80 - $95 million
less: Capital expenditures, net	$17 - $21 million
less: Distributions to noncontrolling interests	$3 - $4 million
Free cash flow	$60 - $70 million

(1) 2023 Outlook does not contemplate additional acquisitions
(2) GAAP gross profit updated to include depreciation and amortization expense
(3) Assumes approximately 20 million fully diluted weighted average shares outstanding in 2023